AMENDED AND RESTATED INTERCOMPANY DEMAND PROMISSORY NOTE

$4,000,000	Dated: March 15, 2014

FOR VALUE RECEIVED, the undersigned, Central Energy Partners LP, a Delaware limited partnership (“Borrower”), HEREBY PROMISES TO PAY to the order of Central Energy GP LLC, a Delaware limited liability company (“Lender”), the principal amount of $4,000,000 or, if less, the aggregate principal amount of all advances heretofore and hereafter made by Lender to Borrower as evidenced by the endorsement of such Advances on Schedule A hereto or in the books and records of Borrower (the “Advances”), which is deemed a part of this Promissory Note, commencing with the quarter ended March 31, 2017 (the “Termination Date”) in twelve (12) substantially equal consecutive quarterly installments on the last day of June, September, December and March in each year commencing on January 1, 2017 and ending on March 31, 2020; provided, that the last such installment shall be in the amount necessary to repay in full the outstanding principal amount hereof, together with interest on the principal amount hereof from time to time outstanding from the date hereof until such principal amount is paid in full.

Interest shall accumulate and be calculated daily on the basis of a 360-day year at a rate per annum, compounded annually, as established by the Internal Revenue Service under Rev. Rule 2011-25 for mid-term loans. Interest shall accumulate until payment of such accumulated and unpaid interest becomes due commencing on the first day immediately after the Termination Date and payable on each of the dates principal payments are due as set forth above, with the last payment including that amount of interest due on the remaining outstanding principal amount at March 31, 2020.

Both principal and interest are payable in lawful money of the United States of America to Lender at 4809 Cole Avenue, Suite 108, Dallas, Texas 75205, or such other address as Lender shall notify Borrower, in same day funds. All Advances made by Lender to Borrower, and all payments made on account of the principal amount hereof, shall be recorded by Lender on Schedule A hereto which is part of this Amended and Restated Intercompany Demand Promissory Note (“Promissory Note”) for all purposes. The failure to show any such Advances or any error in showing such Advances shall not affect the obligations of Borrower hereunder.

Borrower may, upon at least three (3) Business Days’ notice to Lender stating the proposed date and principal amount of the prepayment, and if such notice is given Lender shall, prepay the Promissory Note in whole or in part together with accrued interest to the date of such prepayment on the amount prepaid.

No amendment or waiver of any provision of this Promissory Note, nor consent to any departure by Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Borrower hereby waives (to the extent permitted by applicable laws) presentment, demand, protest and notice of any kind. No failure on Lender’s part to exercise, and no delay in exercising, any right hereunder shall operate as a waiver of such right; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

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This Promissory Note shall be binding upon Borrower and its successors and assigns, and the terms and provisions of this Promissory Note shall inure to the benefit of Lender and its respective successors and assigns, including subsequent holders hereof.

This Promissory Note amends and restates in its entirety that certain Intercompany Demand Promissory Note by and between Borrower and Lender dated March 1, 2012, and supersedes such promissory note in all respects.

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

The terms and provisions of this Promissory Note are severable, and if any term or provision shall be determined to be superseded, illegal, invalid or otherwise unenforceable in whole or in part pursuant to applicable law, such determination shall not in any manner impair or otherwise affect the validity, legality or enforceability of that term or provision in any other jurisdiction or any of the remaining terms and provisions of this Promissory Note in any jurisdiction.

This Promissory Note represents the entire agreement between the parties regarding the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

CENTRAL ENERGY PARTNERS LP

By:	Central Energy GP LLC, its General Partner

By:	/s/ John L. Denman, Jr.
John L. Denman, Jr.,
Chief Executive Officer and President

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